Exhibit (i4)

599 Lexington Avenue
New York, NY 10022-6069

+1.212.848.4000

February 28, 2018

Aberdeen Investment Funds
1735 Market Street, 32nd Floor
Philadelphia, PA 19103

Post-Effective Amendment No. 76
File Nos. 033-47507; 811-06652

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of Aberdeen Investment Funds (File No. 033-47507).

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.